UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2019

Viavi Solutions Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6001 America Center Drive, 6th Floor, San Jose, CA	95002
(Address of Principal Executive Offices)	(Zip Code)

(408) 404-3600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of the exchange on which registered
Common Stock, par value of $0.001 per share	VIAV	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company's stockholders holding and entitled to vote 210,939,303 shares of the Company's Common Stock, or approximately 91.6% of the total outstanding shares of the Company's Common Stock on the record date for the Annual Meeting were present in person or by proxy. At the Annual Meeting, the stockholders voted on the following four proposals, each of which is described in detail in the Company’s 2019 Proxy Statement. The final voting results are reported below.

Proposal 1: To elect eight directors to serve until the 2020 Annual Meeting of Stockholders:

Director	For	Withheld	Broker Non-Votes
Richard Belluzzo	185,314,547	3,896,433	21,728,323
Keith Barnes	188,065,352	1,145,628	21,728,323
Laura Black	188,984,523	226,457	21,728,323
Tor Braham	188,974,096	236,884	21,728,323
Timothy Campos	188,974,253	236,727	21,728,323
Donald Colvin	188,980,819	230,161	21,728,323
Masood Jabbar	185,668,776	3,542,204	21,728,323
Oleg Khaykin	186,205,323	3,005,657	21,728,323

Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 27, 2020:

For	Against	Abstain
209,065,928	1,739,321	134,054

Proposal 3: To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
185,994,622	3,098,604	117,754	21,728,323

Proposal 4: To approve the amendment and restatement of the Company’s Amended and Restated 2003 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
179,972,913	7,603,295	1,634,772	21,728,323

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viavi Solutions Inc.
By: /s/ Kevin Siebert
Kevin Siebert
Senior Vice President, General Counsel and Secretary

November 19, 2019